EXHIBIT 10.2

This Credit Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Credit Agreement were made to, and solely for the benefit of, the other parties to this Credit Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

EXECUTION VERSION

Amendment No. 1 To Spring Maturity Credit Agreement
Amendment No. 1 To Spring Maturity Credit Agreement (the “Amendment”), dated as of December 12, 2012, is made among Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the lending institutions listed on the signature pages hereto (each a “Lender” and, collectively, the “Lenders”), and The Bank of New York Mellon, as Administrative Agent, L/C Issuer and a Lender (the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as defined below).
Preliminary Statements
(1)    The Borrower, the Lenders and the Administrative Agent are parties to that certain Spring Maturity Credit Agreement, dated as of June 25, 2012 (as in effect immediately prior to the effect of this Amendment, the “Credit Agreement”);

(2)    The parties hereto wish to amend the Credit Agreement on the terms, and subject to the conditions, set forth below.

SECTION 1.    Amendment. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, amended as follows:

(a)    Schedule 1.01 of the Credit Agreement is amended and restated in its entirety as set forth in Exhibit A attached hereto.

SECTION 2.    Conditions of Effectiveness

This Amendment shall become effective on the date when, and only when, the following conditions are satisfied:
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and each Lender.

(b)    The Administrative Agent shall have signed and acknowledged this Amendment.

SECTION 3.    Representations and Warranties

The Borrower represents and warrants as follows:

(a)    The representations and warranties contained in Article V of the Credit Agreement are and will be true, correct and complete with respect to this Amendment as if this Amendment and the Credit Agreement were Loan Documents referred to in such representations and warranties, on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(b)     As of the date hereof, no Default or Event of Default has occurred and is continuing.

SECTION 4.    Reference to and Effect on the Credit Agreement

(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereto”, “herein”, “hereof” and “hereunder” and words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)    The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.    Costs and Expenses

The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of Section 10.04(a) of the Credit Agreement.

SECTION 6.    Execution in Counterparts

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by a Responsible Officer and the Administrative

Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Governing Law

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

Tennessee Valley Authority

By:	/s/ John F. Rymer
Name: John F. Rymer
Title: Director, Treasury Management

THE BANK OF NEW YORK MELLON
as Administrative Agent, L/C Issuer and Lender

By:	/s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY
as a Lender

By:	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Executive Director

By:	/s/ Eoin Roche
Name: Eoin Roche
Title: Executive Director

FIRST TENNESSEE BANK OF NATIONAL ASSOCIATION
as a Lender

By:	Robert P. Masengill
Name: Robert P. Masengill
Title: SVP, Corporate Banking

MORGAN STANLEY BANK, N.A.
as a Lender

By:	/s/ John Durland
Name: John Durland
Title: Authorized Signatory

TORONTO DOMINION (NEW YORK) LLC
as a Lender

By:	/s/ Debbi Brito
Name: Debbi Brito
Title: Authorized Signatory

Exhibit A
Schedule 1.01
PRICING GRID

Pricing Tier	S&P Debt Rating	Moody's Debt Rating	Commitment Fee	LIBOR Rate Loans	Base Rate Loans	Letter of Credit Fee
1	AAA	Aaa	0.125%	0.300%	0.300%	0.300%
2	AA+	Aa1	0.200%	0.500%	0.500%	0.500%
3	AA	Aa2	0.250%	0.550%	0.550%	0.550%
4	AA-	Aa3	0.300%	0.650%	0.650%	0.650%
5	A+	A1	0.350%	0.800%	0.800%	0.800%
6	A	A2	0.400%	0.950%	0.950%	0.950%
7	A-	A3	0.450%	1.125%	1.125%	1.125%

Notwithstanding the foregoing, at any time that either the Moody's Rating is lower than A3 or the Standard and Poor's Rating is lower than A-, the Applicable Margin shall be increased to (a) with respect to the LIBOR Rate Loans, the L/C Fee and Base Rate Loans, three percent (3.00%), and (b) with respect to the Commitment Fee, three-fourths of one percent (0.75%).